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                                                                    Exhibit 1(b)

                            CERTIFICATE OF AMENDMENT

                                       OF

                              CERTIFICATE OF TRUST

                                       OF

                             MASTER REAL ASSET TRUST

     MASTER REAL ASSET TRUST, a statutory trust organized and existing under the Delaware Statutory Trust Act (12 Del. C. Section 3801, et seq.), does hereby certify that:

          FIRST: The name of the statutory trust is MASTER REAL ASSET TRUST (the "Trust").

          SECOND: Paragraph 1 of the Certificate of Trust of the Trust is hereby deleted in its entirety and replaced with new paragraph 1 to read in its entirety as follows:

     1. Name. The name of the statutory trust is MASTER REAL INVESTMENT TRUST.

          THIRD: This Certificate of Amendment shall be effective upon the date and time of filing of this Certificate of Amendment.

     IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has executed this Certificate of Amendment on March 22, 2004.


                                        /s/ Terry K. Glenn
                                        ----------------------------------------
                                        Terry K. Glenn
                                        as Trustee and not individually